UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2003
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events and Regulation FD Disclosure.

The following statement was released by Caterpillar Inc. on February 7, 2003. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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February 7, 2003

FOR IMMEDIATE RELEASE

Caterpillar announces date of annual stockholders meeting

PEORIA, Ill. - Caterpillar Inc. (NYSE: CAT) will conduct its 2003 annual meeting of stockholders Wednesday, April 9. The time and location of the meeting will be established and published in the company's 2003 proxy, which will be filed with the Securities and Exchange Commission on or about February 25, 2003.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

February 7, 2003	By:	/s/James B. Buda
James B. Buda
Vice President